                                                                    EXHIBIT 99.2

                                           [LOGO OF THE TIMBER COMPANY - GP]
                                           100 Peachtree Street N.W., Suite 2650
                                           Atlanta, Georgia 30303
                                           (404) 586-0275
News from The Timber Company
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                                            Release No. C-1653
                                            Contact: Greg Guest
                                                     (404) 652-4739

                                            Jan. 26, 2001

                      THE TIMBER COMPANY REPORTS STRONG
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                   FOURTH QUARTER AND FULL YEAR 2000 RESULTS
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     ATLANTA -- The Timber Company (NYSE: TGP) today reported 2000 fourth quarter net income of $56 million (69 cents diluted earnings per share) compared with fourth quarter 1999 net income of $40 million (48 cents diluted earnings per share), excluding one-time gains on timberland sales. Fourth quarter 1999 net income, including a one-time gain from the sale of timberland in California, was $205 million ($2.47 diluted earnings per share).

     Net income for the full year 2000 was $162 million ($2.00 diluted earnings per share), compared with $185 million ($2.19 diluted earnings per share) in 1999, excluding one-time gains on timberland sales. The 1999 results include pre-tax operating earnings of $38 million from California, Maine and New Brunswick, Canada, timberlands, which were sold that year.

     Including one-time gains on timberland sales, net income for the full year 1999 was $400 million ($4.73 diluted earnings per share). One-time after tax gains of $215 million resulted from the sales of non-strategic timberlands in California, Maine and New Brunswick during 1999.

     Total sales for fourth quarter 2000 were $95 million compared with $108 million in 1999. Full year 2000 sales totaled $394 million versus $526 million in 1999. Results for 1999 include sales of $66 million from California, Maine and New Brunswick timberlands that were sold during the year.

     "The Timber Company achieved exceptional results for the fourth quarter and the full year while operating in an environment of falling prices for solid wood products and downtime across the forest products industry which reduced its harvest levels significantly," said A.D. "Pete" Correll, Georgia-Pacific Corp. chairman and chief executive officer. "Its performance again demonstrates the value to shareholders of its single management focus - generating the maximum returns from each acre of ownership."

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     Donald L. Glass, president and chief executive officer of The Timber
Company, said, "Our fourth quarter and full-year performance in 2000 was especially gratifying because it occurred in the face of very challenging market conditions. While our customers faced significant price deterioration in benchmark products such as plywood and lumber, we minimized price declines in our key product - sawtimber - by appropriately timing our timber offerings to optimize log values, and by matching offerings with local market demand. Compared with larger price declines in wood products, our sawtimber prices slipped 2 percent from third quarter 2000 levels and just 6 percent year over year.

     "Our harvest volumes were lower than anticipated because of market-related downtime across the industry, particularly at Georgia-Pacific Group, which elected to defer harvest of approximately 490,000 tons from planned levels until 2001. We elected to reduce some open market timber sales to keep local supply in balance with demand, protecting our long-term values.

     "In addition, as anticipated, our fourth quarter results were boosted by strong tactical land sales, including some transactions that were delayed from the third quarter. For the year, we generated gains of $78 million from our tactical land sales program, slightly exceeding our annual estimates, as demand remained strong for these types of properties for development, conservation and other alternative uses.

     "Looking ahead, we anticipate pricing for sawtimber to be slightly lower early in the year as building products mills bring their finished goods inventories into balance with demand. We anticipate sawtimber prices to improve modestly later in the year. We believe pulpwood demand and prices may increase modestly as extended lumber production curtailments impact chip supplies for paper mills.

     "We remain disciplined in managing our harvest levels during unusual market conditions to ensure we maximize the value of our forests. We are positioned to take full advantage of changing local market conditions and we remain focused on preserving our long-term timber values," Glass said.

     Headquartered at Atlanta, The Timber Company is a separate operating group of Georgia-Pacific Corp. and its performance is reflected in one of the corporation's two common stocks. The Timber Company manages 4.8 million acres of timberland in the United States and sells timber and wood fiber to industrial wood users, including Georgia-Pacific Group (NYSE: GP).

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     Also today, Georgia-Pacific Corp. provided consolidated results for The
Timber Company and Georgia-Pacific Group for the 2000 fourth quarter and full year. The corporation recorded a consolidated net loss of $131 million for the three months ending Dec. 30, 2000 compared with $380 million for the three months ended Jan. 1, 2000. For the full year 2000, the corporation recorded consolidated net income of $505 billion compared with consolidated net income of $1.1 billion a year ago. Total corporate sales in 2000 were $22.2 billion compared with $18.6 billion in 1999.

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Certain statements contained in this release, including statements regarding sawtimber and pulpwood demand and pricing, are forward-looking statements (as such term is defined under the Private Securities Litigation Reform Act of 1995) based on current expectations. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the effect of general economic conditions on the demand for timber, particularly the strength of the pulp and paper markets; the effect of any material changes in the available supply of timber, including the levels of harvests from public lands, the effect of government, legislative and environmental restrictions on the harvesting of private timberlands; and other factors listed in Georgia-Pacific Corp.'s Securities and Exchange Commission filings, including its reports on Form 10-K for the year ended Jan. 1, 2000, and Form 10-Q for the quarters ended April 1, 2000, July 1, 2000, and Sept. 30, 2000.
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     A tabulation of results for The Timber Company follows:

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                               THE TIMBER COMPANY
                              Operating Highlights
                    (In millions, except per share amounts)
                                  (unaudited)

                                                     Three Months           Three Months
                                                            Ended                  Ended
                                                December 30, 2000        January 1, 2000
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

NET SALES
Timber - Georgia-Pacific Group                              $  51                  $  62
Timber - Third parties
   Delivered                                                    8                      7
   Stumpage                                                    24                     31
Other                                                          12                      8
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Total net sales                                             $  95                  $ 108
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Operating profits                                           $  96                  $  84
Other income                                                    -                    271
Interest expense                                              (11)                   (17)
Provision for income taxes                                    (29)                  (133)
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Net income                                                  $  56                  $ 205
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Basic per share:
Net income per share                                        $0.70                  $2.48
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Diluted per share:
Net income per share                                        $0.69                  $2.47
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Average number of shares outstanding:
Basic                                                        80.1                   82.6
Diluted                                                      80.7                   83.1
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


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                               THE TIMBER COMPANY
                              Operating Highlights
                    (In millions, except per share amounts)
                                  (unaudited)

                                                       Twelve Months          Twelve Months
                                                               Ended                  Ended
                                                   December 30, 2000        January 1, 2000
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
NET SALES
Timber - Georgia-Pacific Group                                 $ 239                  $ 327
Timber - Third parties
   Delivered                                                      38                     43
   Stumpage                                                       96                    131
Other                                                             21                     25
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Total net sales                                                $ 394                  $ 526
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Operating profits                                              $ 303                  $ 371
Other income                                                       -                    355
Interest expense                                                 (44)                   (69)
Provision for income taxes                                       (97)                  (257)
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Net income                                                     $ 162                  $ 400
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Basic per share:
Net income per share                                           $2.01                  $4.75
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Diluted per share:
Net income per share                                           $2.00                  $4.73
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Average number of shares outstanding:
Basic                                                           80.7                   84.1
Diluted                                                         81.1                   84.6
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



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Notes to Operating Highlights
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1.  During the second quarter of 1999, The Timber Company sold approximately
    390,000 acres of timberlands in the Canadian province of New Brunswick and approximately 440,000 acres of timberlands in Maine resulting in a pretax gain of $84 million ($50 million after tax, or $0.59 diluted earnings per share). In December 1999, The Timber Company sold approximately 194,000 acres of redwood and Douglas fir timberlands in Northern California for a purchase price of $397 million and recognized a pretax gain of $271 million ($165 million after tax, or $1.99 diluted earnings per share).


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